Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 2, 2009, Polymer Group, Inc. (“PGI” or the “Company”), completed the initial phase of the previously announced acquisition, from Grupo Corinpa, S.L. (“Grupo Corinpa”), of certain assets and the operations of the nonwovens businesses of Tesalca-99, S.A. and Texnovo, S.A. (together with Tesalca-99, S.L., “Tesalca-Texnovo”), which are headquartered in Barcelona, Spain (the “Transaction”).  The acquisition was completed by the Company through PGI Spain, S.L. (f/k/a Parametro Tecnologico, S.L.U.), which will operate as a new wholly owned subsidiary of the Company.

The acquired assets include the net operating working capital, as of November 30, 2009 (defined as current assets less current liabilities excluding financial liabilities associated with the operations), the customer lists and the current book of business. Based on the Company’s preliminary analysis, the value of the net operating working capital acquired as of November 30, 2009 was $10.2 million.

Consideration for the acquired assets consisted of approximately 1.049 million shares of the Company’s Class A common stock, which represented approximately 5.0% of the outstanding share capital of the Company, on December 2, 2009, after the effect of the issued shares.  The fair value of the shares issued approximates $14.5 million.

The unaudited pro forma condensed combined consolidated balance sheet of PGI and Tesalca-Texnovo, as of October 3, 2009, have been prepared using the Company’s unaudited consolidated balance sheet as of October 3, 2009, and Tesalca-Texnovo’s unaudited consolidated balance sheets at of September 30, 2009.  The unaudited pro forma condensed combined consolidated balance sheet, as of October 3, 2009, has been prepared as if the acquisitions of Tesalca-Texnovo had been completed as of January 1, 2009.

The unaudited pro forma combined condensed consolidated statement of operations of PGI and Tesalca-Texnovo, for the fiscal year ended January 3, 2009, have been prepared using the Company’s pro forma condensed consolidated statement of operations for the fiscal year ended January 3, 2009, and Tesalca-Texnovo’s audited consolidated statement of operations for the fiscal year ended December 31, 2008.  The Company’s pro forma combined condensed consolidated statement of operations for the fiscal year ended January 3, 2009 was obtained from the Company’s Current Report on Form 8-K/A that was filed with the Securities and Exchange Commission (“SEC”) on September 23, 2009 (the “September 2009 Form 8-K/A”). The September 2009 Form 8-K/A was prepared and filed with the SEC to report the effect of the Company’s disposition of FabPro Oriented Polymers, Inc. in September 2009. The pro forma condensed combined consolidated statement of operations, for the fiscal year ended January 3, 2009, has been prepared as if the acquisitions of Tesalca-Texnovo had been completed as of January 1, 2008.

The unaudited pro forma combined condensed consolidated statement of operations of PGI and Tesalca-Texnovo, for the nine months ended October 3, 2009, have been prepared using the Company’s unaudited condensed consolidated statement of operations for the nine months ended October 3, 2009, and Tesalca-Texnovo’s unaudited consolidated statement of operations for the nine months ended September 30, 2009.  The pro forma condensed combined consolidated statement of operations, for the nine months ended October 3, 2009, has been prepared as if the acquisitions of Tesalca-Texnovo had been completed as of January 1, 2009.

The pro forma adjustments are preliminary due to the recent closing of the acquisition and have been made solely for purposes of developing the pro forma financial information necessary to comply with the requirements of the SEC. The impact of the acquisition on the actual results reported by the combined company in periods following the acquisition may differ significantly from that reflected in these pro forma financial statements for a number of reasons. As a result, the pro forma information is not necessarily indicative of what the combined company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this pro forma financial information. In addition, the pro forma financial information does not purport to project the future financial condition and results of operations of the combined company.

You should read these unaudited pro forma combined condensed financial statements in conjunction with (i) our audited consolidated financial statements as of and for the year ended January 3, 2009 and our interim unaudited condensed consolidated financial statements as of and for the nine months ended October 3, 2009, and (ii) the audited financial statements of Tesalca-Texnovo for the three years ended December 31, 2008 and the unaudited financial statements of Tesalca-Texnovo as of and for the nine months ended September 30, 2009, included in this Current Report on Form 8- K/A

The pro forma adjustments are based on preliminary estimates, information available and certain assumptions, and may be revised as additional information becomes available.  In addition, the unaudited pro forma combined condensed financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition.

The Company has not finalized its valuation procedures related to the purchase price allocation.  The accompanying pro forma adjustments related to the allocation of the purchase price to the underlying tangible and intangible assets and liabilities acquired from Tesalca-Texnovo is based on our preliminary estimates of their respective fair market values.  The final purchase price allocation could differ materially from those values reflected in the pro forma financials upon completion of the valuation procedures.  Accordingly, the pro forma adjustments have been prepared based on assumptions that we believe are reasonable, but that are subject to change once additional information becomes available and the purchase price allocation is finalized.

The pro forma adjustments are more fully described in the notes to the unaudited pro forma combined condensed financial statements.

Item 9.01 (b)(i)

POLYMER GROUP, INC.

Pro forma Condensed Combined Consolidated Balance Sheet

As of October 3, 2009

Amounts in thousands

		Adjustments to Translate Euro’s to US Dollar’s A.(1)
				Combined
	Polymer Group, Inc.	Tesalca	Texnovo	Tesalca/Texnovo	Pro Forma
	As Reported	As Presented	As Presented	Translated US $	Adjustments A.(i) & (ii)	Pro Forma

Assets
Cash and cash equivalents	$56,287	€697	€338	$1,503	$—	$57,790
Accounts receivable, net	127,375	9,983	7,459	25,327	—	152,702
Inventories	101,139	4,880	1,735	9,605	47	110,718
Deferred income taxes	2,864	—	—	—	—	2,864
Other current assets	31,017	320	29	507	—	31,524
Total current assets	318,682	15,880	9,561	36,942	47	355,598

Property, plant and equipment, net	339,449	45,825	6,846	76,483	(76,483)	339,449
Intangibles and loan acquisition costs, net	5,772	130	28	230	4,898	10,900
Deferred income taxes	2,707	—	—	—	—	2,707
Other assets	9,955	190	380	828	(828)	9,955
Total assets	$676,565	€62,025	€16,815	$114,483	$(72,495)	$718,609

Liabilities and Shareholders’ Equity
Short-term borrowings	$5,768	€5,670	€2,034	$11,187	$(11,187)	$5,768
Accounts payable and accrued liabilities	132,733	11,505	7,115	27,038	—	159,771
Income taxes payable	6,388	—	—	—	—	6,388
Deferred income taxes	—	251	56	445	(445)	—
Current portion of long-term debt	13,706	12,824	823	19,817	(19,817)	13,706
Total current liabilities	158,595	30,250	10,028	58,487	(31,449)	185,633

Long-term debt	326,282	6,384	754	10,365	(10,365)	326,282
Deferred income taxes	19,931	5,067	259	7,734	(7,734)	19,931
Other noncurrent liabilities	40,789	—	—	—	—	40,789
Total liabilities	545,597	41,701	11,041	76,586	(49,548)	572,635

Common stock	199	2,404	457	4,153	(4,143)	209
Additional paid-in capital	198,433	—	—	—	14,443	212,876
Retained earnings (deficit)	(102,044)	18,637	5,236	34,666	(34,169)	(101,547)
Accumulated other comprehensive income	26,168	(717)	35	(990)	990	26,168
Total Polymer Group, Inc. shareholders’ equity	122,756	20,324	5,774	37,830	(22,880)	137,706
Noncontrolling interests	8,212	—	46	67	(67)	8,212
Total equity	130,968	20,324	5,774	37,897	(22,947)	145,918

Total liabilities and shareholders’ equity	$676,565	€62,025	€16,815	$114,483	$(72,495)	$718,533

See Accompanying Notes

Item 9.01 (b)(ii)

POLYMER GROUP, INC.

Pro Forma Condensed Combined Consolidated Statement of Operations

For the fiscal year ended January 3, 2009

In thousands, except per share data

	Polymer Group, Inc.	Adjustments to Translate Euro’s to US Dollar’s B.(2)
	Pro Forma			Combined
	As Reported	Tesalca	Texnovo	Tesalca/Texnovo	Pro Forma
	on Form 8-K B.(1)	As Presented	As Presented	Translated US $	Adjustments B.(i) & (ii)	Pro Forma

Net sales	$1,073,272	€36,466	€25,864	$83,192	$(889)	$1,155,575
Cost of goods sold	897,484	36,473	21,962	77,994	(1,751)	973,727
Gross profit	175,788	(7)	3,902	5,198	862	181,848

Selling, general and administrative expenses	118,264	6,725	4,600	15,116	—	133,380
Special charges, net	20,088	—	193	258	—	20,346
Other operating (income) loss, net	4,955	—	(93)	(124)	—	4,831
Operating Income (loss)	32,481	(6,732)	(798)	(10,052)	862	23,291

Other (income) expense:
Interest expense, net	31,221	1,430	137	2,092	—	33,313
Equity in losses of unconsolidated investees	—	—	(19)	(25)	—	(25)
Foreign currency and other (gain) loss, net	(1,188)	36	(58)	(29)	—	(1,217)

Income (loss) before income tax expense and minority interests	2,448	(8,198)	(858)	(12,090)	862	(8,780)

Income tax expense	6,398	(2,593)	(224)	(3,760)	—	2,638
Minority interests, net of tax	(6,757)	—	1	1	—	(6,756)

Net income	$2,807	€(5,605)	€(635)	$(8,331)	$862	$(4,662)

Income per common share - Basic:
Average shares outstanding	19,261				1,049	20,310
Income per common share	$0.14					$(0.24)
Income per common share - Diluted:
Average shares outstanding	19,332				1,049	20,310
Income per common share	$0.14					$(0.24)

See Accompanying Notes

Item 9.01 (b)(iii)

POLYMER GROUP, INC.

Pro Forma Condensed Combined Consolidated Statement of Operations

For the nine months ended October 3, 2009

In thousands, except per share data

		Adjustments to Translate Euro’s to US Dollar’s C.(1)
				Combined
	Polymer Group, Inc.	Tesalca	Texnovo	Tesalca/Texnovo	Pro Forma
	As Reported	As Presented	As Presented	Translated US $	Adjustments C.(i) & (ii)	Pro Forma

Net sales	$639,072	€25,269	€16,827	$61,182	$(292)	$699,984
Cost of goods sold	499,897	22,991	12,958	52,248	(789)	551,356
Gross profit	139,175	2,278	3,869	8,934	497	148,606

Selling, general and administrative expenses	79,342	6,018	3,893	14,405	—	93,747
Special charges, net	10,556	—	1,470	2,136	—	12,692
Other operating (income) loss, net	(3,650)	(320)	—	(465)	—	(4,115)
Operating Income (loss)	52,927	(3,420)	(1,494)	(7,142)	497	46,282

Other (income) expense:
Interest expense, net	19,367	880	85	1,414	—	20,781
Gain on reacquisition of debt	(2,431)	—	—	—	—	(2,431)
Loss on extinguishment of debt	5,085	—	—	—	—	5,085
Equity in losses of unconsolidated investees	—	—	(36)	(52)	—	(52)
Foreign currency and other (gain) loss, net	7,572	(81)	4	(112)	—	7,460

Income (loss) before income tax expense and minority interests	23,334	(4,227)	(1,547)	(8,392)	497	15,439

Income tax expense	10,256	(1,116)	(382)	(2,177)	—	8,079
Income from continuing operations	13,078	(3,111)	(1,165)	(6,215)	497	7,360
Discontuned operations:
Income from operations of discontinued business	4,353	—	—	—	—	4,353
Gain on sale of discontuned operations, net	8,473	—	—	—	—	8,473
Income from discontinued operations	12,826	—	—	—	—	12,826

Net Income	25,904	(3,111)	(1,165)	(6,215)	497	20,186
Less: net income attributable to noncontrolling interests	3,141	—	2	—	—	3,141

Net income attributable to Polymer Group, Inc.	$29,045	€(3,111)	€(1,163)	$(6,215)	$497	$23,327

Earnings (loss) per common share attributable to Polymer Group, Inc. common shareholders:

Basic:

Average shares outstanding	19,552	1,049	20,601

Continuing operations	$0.83		$0.51
Discontinued operations	0.65		0.61

	$1.48		$1.12

Diluted:

Average shares outstanding	19,591	1,049	20,640

Continuing operations	$0.83		$0.51
Discontinued operations	0.65		0.62

	$1.48		$1.13

See Accompanying Notes

Item 9.01 (b)(iv)

POLYMER GROUP, INC.

Notes to Condensed Combined Consolidated Financial Statements

Amounts in thousands

A. Pro Forma Condensed Combined Consolidated Balance Sheet, As of October 3, 2009

(1)  Translation of the Tesalca-Texnovo consolidated balance sheets, as of September 30, 2009, from the Euro to the U.S. $ (the Company’s reporting currency). The Company translated the Tesalca-Texnovo Euro Balance Sheets using a Euro to US $ exchange rate of 1.452.

The accompanying pro forma condensed combined consolidated balance sheet reflects the following pro forma adjustments:

(i)                                    Removal of the assets and liabilities of Tesalca-Texnovo that were not acquired. The assets and liabilities that were primarily removed represented the fixed assets and the debt of Tesalca-Texnovo, since these assets and liabilities were not within the scope of the Transaction.

As of December 2, 2009, PGI Spain has a variable interest in Tesalca-Texnovo; however, pursuant to the authoritative guidance under Financial Accounting Standards Board Interpretation No. 46 (Revised in Dece3mber 2003), “Consolidation of Variable Interest Entities” (“FIN 46R”), PGI Spain is not deemed the primary beneficiary. Accordingly, Tesalca-Texnovo did not meet the conditions to be consolidated by PGI Spain as of December 2, 2009 or for the periods presented within these pro forma condensed consolidated financial statements.

Although, effective January 3, 2010, and pursuant to the authoritative guidance under Statement of Financial Accounting Standards No. 167, “Amendments to Interpretation No 46(R)” (“SFAS No. 167”), PGI Spain will be required to consolidate Tesalca-Texnovo since it will have the power to direct the activities that most significantly impact Tesalca-Texnovo’s economic performance and will share in the rewards of the respective businesses.

(ii)                                 To record the preliminary purchase accounting from the acquisition of Tesalca-Texnovo, as follows:

Description	Amount

Net working capital acquired, as of Spetember 30, 2009	$9,904
Intangible assets	4,549

Value of Consideration Paid	$14,453

B. Pro Forma Condensed Combined Consolidated Statement of Operations, For the Fiscal Year Ended January 3, 2009

(1) - The Company’s pro forma combined condensed consolidated statement of operations for the fiscal year ended January 3, 2009 was obtained from the Company’s Current Report on Form 8-K/A that was filed with the Securities and Exchange Commission (“SEC”) on September 23, 2009 (the “September 2009 Form 8-K/A”). The September 2009 Form 8-K/A was prepared and filed with the SEC to report the effect of the Company’s disposition of FabPro Oriented Polymers, Inc. in September 2009; and

(2)  Translation of the Tesalca-Texnovo consolidated statements of operations, for the fiscal year ended December 31, 2009, from the Euro to the U.S. $ (the Company’s reporting currency). The Company translated the Tesalca-Texnovo Euro consolidated statement of operations using a Euro to US $ exchange rate of 1.335.

The accompanying pro forma condensed combined consolidated statement of operations reflects the following pro forma adjustments:

i.                                         Remove the effect of the depreciation and amortization attributable to the property, plant and equipment and intangible assets of Tesalca-Texnovo that were not acquired, of approximately $6.3 million.  Include the effect of the operating lease that was entered into concurrently with the Transaction attributable to the exclusive use of Tesalca-Texnovo’s building, equipment and machinery, of approximately $5.5 million.

ii.                                      Removal of intercompany related sales from Tesalca-Texnovo to PGI business operations during fiscal year 2009, and the associated loss that was recognized on the respective sales.

C. Pro Forma Condensed Combined Consolidated Statement of Operations, For the Nine Months Ended October 3, 2009

1.  Translation of the Tesalca-Texnovo consolidated statements of operations, for the nine months ended September 30, 2009, from the Euro to the U.S. $ (the Company’s reporting currency). The Company translated the Tesalca-Texnovo Euro statement of operations using a Euro to US $ exchange rate of 1.453.

The accompanying pro forma condensed consolidated financial statements reflect the following pro forma adjustments:

i.                                         Remove the effect of the depreciation and amortization attributable to the property, plant and equipment and intangible assets of Tesalca-Texnovo that were not acquired, of approximately $4.9 million.  Include the effect of the operating lease that was entered into concurrently with the Transaction attributable to the exclusive use of Tesalca-Texnovo’s building, equipment and machinery, of approximately $4.5 million.

ii.                                      Removal of intercompany related sales from Tesalca-Texnovo to PGI business operations during the nine months ended September 30, 2009, and the associated loss that was recognized on the respective sales.